EXHIBIT 10. 38

                                   TRANSLATION

                          Bangkok Bank Public Co., Ltd.

                     Deposit to Guarantee Own Debt Agreement

     This Agreement is made at and given to Bangkok Bank Public Co., Ltd., hereinafter called, "the Bank", on January 24, 1997 by J.M.T. Duty Free Co., Ltd., located at No. 888/60-62, Ploenchit Road, Lumphini SubDistrict, Pathumwan District, Bangkok, hereinafter called, "the Consenter" with the following statements:
     The Consenter is the own of a three months' fixed account, Account No. 2052058860, Account Name: J.M.T. Duty Free Co., Ltd., Ploenchit Road Branch, hereinafter called, "the Deposit".
     And the Consenter has an agreement to open a Letter of Credit with the Bank for an amount/maximum of Bahtl3,700,000 (Thirteen Million Seven Hundred Thousand
Baht  Only),  according  to the  agreement  dated...............  ,  hereinafter called,  "Debt Agreement".
     And the Consenter has been fully informed and understood all the statements in the Debt Agreement and wish to agree to offer the Deposit to the Bank as a guarantee to the Consenter's debt under the Debt Agreement as well as authorize the Bank to manage the Deposit in accordance with the statements to be made hereafter.
     Therefore, by this Agreement, the Consenter gives consent and authority to manage the Deposit to the Bank and makes the following agreement to the Bank:

     Section 1. The Consenter agrees to place the deposit of Baht 2,740,000 (Two Million Seven Hundred and Forty Thousand Baht Only) as a guarantee to repay the Bank according to the Debt Agreement as well as damage cause by the Consenter's failure to repay the debtor violation a section in this Agreement until the Consenter pays back all the debt and observes the Debt Agreement.

     Section 2. In case the Consenter fails to repay the debt according to the Debt Agreement or fails to observe a section in this Agreement enabling the Bank to demand repayment or compensation for damage from the Consenter according to the Debt Agreement, the Consenter agrees and authorizes the Bank to manage the Deposit by deducting an amount from the Deposit as well as interest (if any) incurred from the Deposit to repay the debt under the Debt Agreement, regardless of the nature of the debt -- capital, interest, expenses and compensation for damage -- without prior notice to the Consenter.



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     Section 3. In case a third  party  files a  complaint  against,  sues or is suing the Consenter in a civil, criminal, or bankruptcy case, or when there is a cause or indication or the Bank believes that the Consenter is unable or seems to be unable to repay the debt or compensation for damage under the Debt Agreement whether the debt is due for repayment or not, the Consenter shall agree and authorize the Bank to manage the Deposit similar to the management of the Deposit stated in Section 2.

     Section 4. In case the Deposit is a fixed deposit or fixed deposit slip with a definite deposit period and the deposit is mature but before the debt under the Debt Agreement is due or it's due but the Bank has not yet received all the repayment, the Consenter shall agree with the Bank to extend the deposit for another period equivalent to the original period and such extension can be made at any number of times until the Bank receives all the repayment.

     Section 5. In case the consent and/or authorization to the Bank aforementioned is to be made in writing, this Agreement shall be taken as a written consent and authorization under any circumstances. The said consent and/or authorization cannot be revoked by the Consenter alone until the Bank has received all the repayment and/or compensation for damage under the Debt Agreement.

     The Consenter has fully understood all the statements in this Agreement and affixes his signature at the date and time aforementioned.

  Signed .....................             ........................Consenter
  (J.M.T. Duty Free Co., Ltd.)            (                       )

          Signed ..............................Witness
                       (Montri Sapkerd)

          Signed ..............................Witness
                      (Polkrit Chotipan)

          Signed...............................Witness/Consenter's Spouse
                (                           )